                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                            -------------------------

       Date of Report (Date of earliest event reported): March 21, 2002

                         SeaView Video Technology, Inc.
             (Exact name of registrant as specified in its charter)

      Nevada                       033-55254-26                  87-0438640
 (State or other              (Commission File Number)         (IRS Employer
 jurisdiction of                                               Identification
  incorporation)                                                    No.)

        111 Second Ave., N.E., Suite 1600, St. Petersburg, Florida 33701
          (Address of principal executive offices, including zip code)

                                 (727) 866-3660
                         (Registrant's telephone number)

Item 4.  Changes in Registrant's Certifying Accountant.

     On March 21, 2002, with the approval of the Board of Directors, SeaView
Video Technology, Inc. (the "Registrant") engaged Aidman, Piser & Company P.A.
as its principal accountant to audit the financial statements of the Registrant.
The Registrant dismissed Carol McAtee, CPA on March 21, 2002 as its principal accountant to audit the Registrant's financial statements. Prior to the engagement of Aidman, Piser & Company P.A., Carol McAtee, CPA had served as the principal accountant to audit the Registrant's financial statements since the month of January 2000. The Registrant's Board of Directors is responsible for the selection of the Registrant's independent auditors.

     Carol McAtee, CPA audited the Registrant's financial statements for the years ended December 31, 2000, and 1999, and issued audit reports dated April 9,
2001 for fiscal year 2000, and March 21, 2000 for fiscal year 1999. During the two most recent fiscal years and the subsequent interim period preceding
March 21, 2002 (date of dismissal), no report of Carol McAtee, CPA on the
Registrant's financial statements contained an adverse opinion or a disclaimer of opinion, nor was one qualified as to uncertainty, audit scope, or accounting principles.

     During the two most recent fiscal years and the subsequent interim period preceding March 21, 2002 (date of dismissal), there were no disagreements with Carol McAtee, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Carol McAtee, CPA, would have caused Carol McAtee, CPA to make a reference to the subject matter of the disagreements in connection with its report on the Registrant's financial statements for any such periods. The Company has provided Carol McAtee, CPA with a copy of report on form 8-K on the day this report was filed with the
Securities & Exchange Commission. The Company has requested that Carol McAtee,
CPA furnish the Company with a letter addressed to the Securities & Exchange
Commission stating whether it agrees with the statements made by the Company, item 4 hereof, and, if not, stating the respects in which it does not agree. The
Company has requested Carol McAtee, CPA to provide this letter as promptly as possible so that the Company can file the letter with the Securities & Exchange
Commission within 10 business days after the filing of this form 8-K.

     On April 30, 2001, Carol McAtee, CPA sent a letter to the Audit Committee and management of the Company stating that certain deficiencies existed with the internal control design of the Company, which in the opinion of Carol McAtee,
CPA could affect the Company's ability to record, process, summarize, and report financial data consistent with the assertions of management in the financial statements. As a result of these internal control deficiencies, several audit adjustments were proposed and recorded to the Company's financial statements for the fiscal year ended December 31, 2000. The Company's Audit Committee and Board
of Directors discussed the matter with Carol McAtee, CPA, and the Company has authorized Carol McAtee, CPA to respond fully to any inquiries of Aidman Piser &
Company P.A. concerning the matter. There was no disagreement regarding the foregoing, and the Company believes it has remedied the internal control deficiencies.

     Other than as described in the preceding paragraph, Carol McAtee, CPA did not advise the Registrant at any time during the two most recent fiscal years and the subsequent interim period preceding March 21, 2002 (date of dismissal):

     (a)  that the internal controls necessary for the Registrant to develop reliable consolidated financial statements did not exist;

     (b)  that information had come to its attention that had led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the consolidated financial statements prepared by management;

     (c)  of the need to expand significantly the scope of its audit, or that information had come to its attention during the two most recent fiscal years and the subsequent interim period preceding March 21,
          2002 (date of dismissal) that if further investigated may (i)
          materially have impacted the fairness or reliability of either: a previously issued audit report or the underlying consolidated financial statements, or the consolidated financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent consolidated financial statements covered by an audit report or (ii) have caused it to be unwilling to rely on management's representations or be associated with the Registrant's consolidated financial statements; or

     (d)  that information had come to its attention that it concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying consolidated financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent consolidated financial statements covered by an audit report.

     During the two most recent fiscal years and the subsequent interim period preceding March 21, 2002 (date of engagement), neither the Registrant nor anyone on its behalf has consulted with Aidman, Piser & Company P.A. regarding either: (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report nor oral advice was provided to the Registrant that Aidman, Piser & Company
P.A. concluded was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or (b)
any matter that was the subject of either a disagreement or any other event described above.

                  (Remainder of page intentionally left blank.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SEAVIEW VIDEO TECHNOLOGY, INC

                                           By:/s/George S. Bernardich, III
                                              George S. Bernardich, III
                                              Chief Executive Officer

Date: March 21, 2002